Exhibit 10.9
SUPPLEMENT
to the
Loan and Security Agreement
Dated as of September 30, 2004
between
Volcano Therapeutics, Inc. (“Borrower”)
and
Venture Lending & Leasing IV, Inc. (“Lender”)
     This is a Supplement identified in the document entitled Loan and Security Agreement dated as of September 30, 2004, between Borrower and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Section 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling. Execution of this Supplement by the Lender and Borrower shall constitute execution of the Loan and Security Agreement.
     In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1. — Additional Definitions:
          “Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lender commits to make Equipment and/or Inventory Loans to Borrower up to the aggregate original principal amount of Two Million Dollars ($2,000,000.00) to finance the acquisition of Eligible Equipment and Inventory; provided that as a sub-facility of the Commitment, Lender commits to make Currently Owned Equipment and/or Inventory Loans and/or Soft Cost Loans to Borrower in an aggregate original principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) of the Commitment (the “Currently Owned Equipment and Inventory /Soft Cost Loan Sublimit”).
          “Current Book Value as of June 30, 2004” means for Currently Owned Equipment and Inventory, the value of any item of Eligible Equipment and/ or Eligible Inventory set forth in the Schedule of Assets provided by the Borrower attached hereto as Exhibit G to this Supplement.
          “Currently Owned Equipment and Inventory” means Eligible Equipment and Eligible Inventory to which Borrower holds title at the time of a Borrowing Request and that was acquired and /or produced by the Borrower on or after January 1, 2002.
          “Designated Rate”: means for each Loan, a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Loan following Borrower’s submission of the Borrowing Request for such Loan, plus two and 288/1000 percent (2.288%); provided, however, that in no event shall the Designated Rate for a Loan be less than six and 538/1000 percent (6.538%).
          “Eligible Equipment” means Intravascular Ultrasound Systems, WaveMap Systems, computer equipment, lab and shop equipment, manufacturing equipment, test equipment, office equipment and other standard hardware approved by Lender in writing (such approval to be evidenced by Lender’ execution of the respective Borrowing Request) and that is not the subject of a license agreements) between Borrower and any Person.
          “Eligible Inventory” means Intravascular Ultrasound Systems, including Catheter Utilization Equipment and WaveMap Systems (whether or not the same may have been Eligible Equipment), or items approved by Lender in writing (such approval to be evidenced by Lender’ execution of the respective Borrowing Request) which Borrower (a) has placed in the possession of a third party under a lease, license or other use agreement, as part of Borrower’s so-called Customer Utilization Program or otherwise, (b) holds for sale or lease to a third party or is to be furnished under a contract of service, (c) is furnished by the Borrower to a third person under a contract of service; provided, however, that no item of Evaluation Inventory shall be Eligible Inventory at a time when Lender’s Collateral includes other Evaluation Inventory having an aggregate current Book Value of $500,000.00 or more;

and, provided, further, that “Eligible Inventory” shall not include any item described herein that is utilized by Borrower in its Customer Acquisition Program.
          “Equipment and/or Inventory Loan” means any Loan requested by Borrower and funded by Lender to finance Borrower’s acquisition or carrying of specific items of Eligible Equipment and/or Eligible Inventory, as the case may be.
          “Evaluation Inventory” means Eligible Inventory which Borrower has furnished to third persons solely for purposes of evaluation for future purchases.
          “Loan” means an Equipment Loan, Inventory Loan, Soft Cost Loan and/or a Currently Owned Equipment and/or Inventory Loans, as the context requires.
     “Permitted Indebtedness” means
     (a) all amounts owing to Silicon Valley Bank under that certain Loan and Security Agreement, dated July 18, 2003, as may be amended or supplemented from time to time; provided, however, that such amendment or supplement does not increase the amount of borrowings under such agreement to be greater than the maximum amount of the credit limit under that certain Amendment to Loan Documents entered into by Borrower and SVB on July       , 2004, the amortization of such amounts, or otherwise materially adversely effect Lender’s rights hereunder.
     (b) all amounts owing to Venture Lending & Leasing III, Inc. (“VLL3”) under that certain Loan and Security Agreement along with all Supplements and amendments thereto, between VLL3 and Borrower dated as of September 26, 2003.
     (c) all amounts owing under the Senior Subordinated Notes dated December 9, 2003, issued by Borrower to FFC Partners II, L.P., a Delaware limited partnership, FFC Executive Partners II, L.P, a Delaware limited partnership, and any other holders of the subordinated obligations (“Subordinated Noteholders”), provided however that the Subordinated Noteholders execute an written subordination agreement in favor of Lender as provided by Part 2 Section 3 of this Supplement, in similar form and substance as the Intercreditor and Subordination Agreement dated December 9, 2003 executed by the Subordinated Noteholders in favor of VLL3.
          “Permitted Lien” includes, in addition to those liens defined in the Loan and Security Agreement, the security interest in favor of Silicon Valley Bank and Venture Lending & Leasing III, Inc securing their Permitted Indebtedness.
          “Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.
          “Soft Costs” means, with respect to amounts to be financed hereunder with proceeds of a Soft Cost Loan, Borrower’s costs of acquiring or licensing non-standard equipment (not otherwise approved by Lender as Eligible Equipment), perpetual software license fees, tenant improvements at Borrower’s primary business premises, mask sets, sales tax, freight charges and other items approved by Lender in writing.
          “Soft Cost Loan” means any Loan requested by Borrower and funded by Lender to finance Soft Costs.
          “Terminal Payment” means a payment equal to ten percent (10%) of the original principal amount of such Loan payable upon the maturity of such Loan.
          “Termination Date” means the earliest of (a) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement, or (b)

October 15, 2004, as to the Currently Owned Equipment and/or Inventory /Soft Cost Loan Sublimit of the Commitment designated for financing of Currently Owned Equipment and/or Inventory and Soft Costs, or (c) June 30, 2005.
          “Threshold Amount” means Fifty Thousand Dollars ($50,000.00).
Part 2. — Additional Covenants and Conditions:
     1. Use of Proceeds; Limitations on Loans.
          (a) Equipment and Inventory Loan Facility. Subject to the terms and conditions of the Agreement, Lender agrees to make:
               (i) Loans for Currently Owned Equipment and Inventory located in the United States to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (A) the then unfunded portion of the Commitment; (B) the then unfunded portion of the Currently Owned Equipment/Soft Cost Loan Sublimit; and (C) an amount equal to 100% of the Borrower’s Current Book Value as of June 30, 2004 for the subject Eligible Equipment and/or Eligible Inventory.
               (ii) Equipment Loans for Currently Owned Equipment and Inventory located outside the United States to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (A) the then unfunded portion of the Commitment; (B) the then unfunded portion of the Currently Owned Equipment/Soft Cost Loan Sublimit, and (C) an amount equal to 50% of the Borrower’s Current Book Value as of June 30, 2004 for the subject Eligible Equipment and/or Eligible Inventory.
               (iii) Soft Cost Loans to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lowest of (A) the then unfunded portion of the Commitment; (B) the then unfunded portion of the Soft Cost Loan Sublimit; and (C) an amount equal to 100% of the Soft Costs proposed to be financed under the related Borrowing Request. Notwithstanding the foregoing, no item of Soft Costs shall be eligible to be financed with the proceeds of a Soft Cost Loan if such Soft Cost was first expended or incurred by Borrower earlier than 90 days prior to the Borrowing Date of such Soft Cost Loan, provided, however, that so long as the Borrowing Date of the initial Soft Cost Loan occurs prior to October 15, 2004, Borrower may finance Soft Costs acquired or first placed in service after January 1, 2004, at Original Cost.
               (iv) Loans to Borrower for future purchases of Eligible Equipment and/or Eligible Inventory from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (A) the then unfunded portion of the Commitment that may be used to finance future purchases of Eligible Equipment and/or Eligible Inventory, and (B) the amount paid or payable by Borrower to a manufacturer, vendor or dealer who is riot an Affiliate of Borrower for each item of Eligible Equipment and/or Eligible Inventory being financed with the proceeds of such Equipment Loan and/or Inventory Loan as shown on an invoice dated within 90 days of the funding Date of the Equipment and or Inventory Loan therefor (excluding any commissions and any portion of the amount invoiced which relates to servicing of the Eligible Equipment, delivery, freight and installation charges or sales taxes payable upon acquisition) (“Original Cost”), provided, however, that so long as the Borrowing Date of the initial Equipment and/or Inventory Loan occurs prior to October 15,2004, Borrower may finance Eligible Equipment and/or Eligible Inventory acquired or first placed in service after January 1, 2004, at Original Cost.
               (v) All Eligible Equipment and Eligible Inventory financed hereunder shall be located at all times at Borrower’s principal place of business in Rancho Cordova, California, current or future hospital locations, or such other place of business located within or outside the United States approved by Lender in writing prior to the Funding Date of any Equipment Loan. Borrower shall provide a monthly statement of all Equipment and Inventory financed by Lender, which shall include the location of all such Equipment and Inventory.

          (b) Minimum Funding Amount. Loan or Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate principal amount of One Hundred Thousand Dollars ($100,000.00). Borrower shall not submit a Borrowing Request more frequently than once each month.
     2. Repayment of Loans, Voluntary Prepayment
          (a) Repayment of Loans. Principal of and interest on each Loan shall be payable as set forth in the Note (substantially in the form as Exhibit A), evidencing such Loan, which Note, shall provide substantially as follows. Principal and interest at the Designated Rate shall be fully amortized over a period of 36 months in equal, monthly installments. In particular, on the Borrowing Date applicable to the Loan(s) evidenced by such Note, Borrower shall pay to Lender (i) interest only at 13.2% per annum, in advance, on the outstanding principal balance of the Loans evidenced by such Note, for the period from such Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, (ii) a first (1st) amortization installment of principal and interest at the Designated Rate, and (iii) a thirty-sixth (36th) amortization installment of principal and interest at the Designated Rate. Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in 34 equal consecutive installments in an amount sufficient to fully amortize the Loan(s) evidenced by such Note (including the 36th amortization installment that was paid in advance). Borrower shall pay the Terminal Payment within 30 days of the last amortization payment.
          (b) Voluntary Prepayment. Borrower may voluntarily prepay any Loan in whole but not in part at any time by tendering to Lender payment in respect of such Loan (i) all accrued and unpaid Basic Interest on such Loan as of the date of prepayment; (ii) the undiscounted Terminal Payment on such Loan, if applicable; and (iii) an amount equal to the undiscounted, total amount of all installment payments of principal and Basic Interest that would have accrued and been payable from the date of prepayment through the stated Maturity Date of the Loan had it remained outstanding and been paid in accordance with the terms of the related Note.
     3. Limitations on Other Indebtedness; Subordination of Debt to Lender. At all times after the initial Loan is advanced and so long as any Loans remain outstanding, Borrower shall not incur or permit to exist any Indebtedness for borrowed money, other than Permitted Indebtedness, unless such Indebtedness is (a) approved by the Lender in its sole and reasonable discretion, and (b) the right to payment of such Indebtedness, the priority of any Lien (other than a Permitted Lien) securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and the prior payment of the Obligations to Lender under the Loan Documents pursuant to a written subordination agreement approved by Lender in its sole, reasonable discretion (except that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by Borrower and retained by the holder so long as no Event of Default has occurred).
     4. Partial Releases of Silicon Valley Bank Lien. As an additional condition precedent under Section 4.2 of the Loan and Security Agreement, on or prior to each Borrowing Date, Lender shall be in receipt of an executed release from Silicon Valley Bank of any and all Liens on the Collateral that is the subject of the Borrowing Request.
     5. Issuance of Warrant to Lender. As additional consideration for the making of the Commitment, Lender shall be issued a warrant issued by Borrower (the “Warrant”) initially exercisable for 46,667 of fully paid and nonassessable shares of the Borrower’s Series B Preferred Stock. The Warrant shall be in substantially the form attached hereto as Exhibit “D” and shall be exercisable at any time and from time to time through June 30, 2015. Borrower acknowledges that Lender has assigned its rights to receive the Warrant to its parent, Venture Lending & Leasing IV, LLC; in connection therewith, Borrower shall issue the Warrant directly to Venture Lending & Leasing IV, LLC. Upon request of Borrower, Lender shall furnish to Borrower a copy of the agreement in which Lender assigned the Warrant to Venture Lending & Leasing IV, LLC.

     6. Fee Payment. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, on or prior to the initial Borrowing Date, Borrower shall pay Lender Two Thousand Five Hundred Dollars ($2,500.00).
     7. Completion of Due Diligence; Payment and Disposition of Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and Lender’s credit committee shall have approved the Commitment. If this condition is not satisfied, Lender shall refund to Borrower the Seven Thousand Five Hundred Dollars ($7,500.00) commitment fee previously paid to Lender on account of the Commitment. Lender agrees that with respect to first the One Million Dollars ($1,000,000.00) of the Commitment advanced under this Loan and Security Agreement, on the Borrowing Date applicable to each such Loan, Lender shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to the product of Seven Thousand Five Hundred Dollars ($7,500.00) and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is One Million Dollars ($1,000,000.00), until the aggregate amount of such credits equals but does not exceed Seven Thousand Five Hundred Dollars ($7,500.00).
     8. Insurance Coverage. As an additional condition precedent to each Loan under Section 4.2 of the Loan Agreement, on or prior to the Borrowing Date for a specific Loan, Borrower shall provide to Lender insurance certificates or endorsements showing that all-risk casualty insurance coverage is in effect with respect to each item of Equipment or Inventory that is provided as collateral security for such Loan, in amounts and of the types required under Section 5.5 of the Loan and Security Agreement. The certificate or endorsement shall name Lender as additional loss payee with respect to the Equipment or Inventory, and specify that coverage as to Lender shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof pursuant to a standard lender’s loss payable clause, include a waiver of subrogation rights against Lender, and provide for at least thirty (30) days’ prior written notice to Lender by the underwriter or insurance company in the event of cancellation or expiration.
     9. Debits to Account for ACH Transfers. For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, Borrower’s Primary Operating Account is:
Silicon Valley Bank
Account No.: 3300392276
Routing No.: ###-##-####
Loans will be advanced to the account specified above and payments will be automatically debited from the same account.
Part 3. — Additional Representations:
     Borrower represents and warrants that as of the Closing Date and each Borrowing Date:
          a) Its chief executive office is located at: 2870 Kilgore Road, Rancho Cordova, CA 95670
          b) Its Equipment is located at: 2870 Kilgore Road, Rancho Cordova, CA 95670, except as otherwise disclosed in the Borrowing Request for an Equipment Loan.
          c) Its Records are located at: 2870 Kilgore Road, Rancho Cordova, CA 95670.
          d) In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:
1) 26061 Merit Circle, Suite 103, Laguna Hills, CA 92653
2) Rue du Tabellion 64, 1050 Brussels, Belgium
3) 3625 Brookside Parkway, Suite 125, Alpharetta, GA 30022
4) 2751 Merchantile Dr., Suite 700, Rancho Cordova, CA 95742

5) K K Ebisu Shimizu Bldg. 4F, 1-25-7 Ebisu, Shibuya-Ku, Tokyo, Japan 150-0013
     e) Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: Cardio Technology, Inc.
     f) Borrower’s Federal Tax I.D. number is: 33-0928885.
     g) Borrower’s Delaware state corporation I.D. number is:
Part 4. — Additional Loan Documents:

Form of Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
Form of Warrant	Exhibit “D”
Form of Landlord Waiver	Exhibit “E”
Form of Legal Opinion	Exhibit “F”
Schedule of Current Asset Values	Exhibit “G”
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written,

BORROWER:

VOLCANO THERAPEUTICS, INC.

	By:	/s/ John Dahldorf

	Name:	John Dahldorf

	Title:	CFO

Address for Notices:	Attn:	John Dahldorf

2870 Kilgore Road,
Rancho Cordova, CA 95670
Fax #: (916) 638-7976

LENDER:

VENTURE LENDING & LEASING IV, INC.

	By:	/s/ Ronald W. Swenson

	Name:	Ronald W. Swenson

	Title:	Chief Executive Officer

Address for Notices:	Attn: Chief Financial Officer
2010 North First Street, Suite 310
San Jose, California 95131
Fax #: (408) 436-8625

EXHIBIT “A”

FORM OF PROMISSORY NOTE
[Note No. X-XXX]

$	,200
San Jose, California
     The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING IV, INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of                                          Dollars ($                      ), with Basic Interest thereon (except as otherwise provided herein) from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [ the Prime Rate on the Business Day Lender prepares the Note plus 2.288%, but in no event less than 6.538%; the “Designated Rate”) [, and a Terminal Payment in the sum of                      [10.00% of face amount ] Dollars ($                                          ) payable on the Maturity Date.]
     This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of September 30, 2004, between Borrower and Lender (the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.
     Principal of and interest on this Note shall be payable as follows:
     On the Borrowing Date, Borrower shall pay (i) interest at a rate of twelve percent (13.2%) per annum, in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through [ the last day of the same month] ; and (ii) a first (1st) amortization installment of principal and Basic Interest at the Designated Rate in the amount of                                         , in advance for the month of [first full month after Borrowing Date] and (iii) a thirty-sixth (36th ), amortization installment of principal and Basic Interest at the Designated Rate in the amount of $                                         , in advance for the month of [date of last regular amortization payment].
     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and Basic Interest at the Designated Rate shall be payable, in advance, in thirty-three (33) equal consecutive installments of                  Dollars ($      ) each, with a 34th installment equal to the entire unpaid principal balance and accrued Basic Interest at the Designated Rate on                                         , 200     . The Terminal Payment and unpaid expenses, fees, interest and principal amount shall be due and payable on [one month later] , 200      ].
     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.
     Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.
     This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

     If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

VOLCANO	THERAPEUTICS, INC.

By:

Name:

Its:

EXHIBIT “B”
FORM OF BORROWING REQUEST
[Date]
Venture Lending & Leasing IV, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
Re: Volcano Therapeutics, Inc.
Gentlemen:
          Reference is made to the Loan and Security Agreement dated as of September 30, 2004 (as amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing IV, Inc. and Volcano Therapeutics, Inc. (the “Company”).
          The undersigned is the                                          of the Company, and hereby requests on behalf of the Company a Loan under the Loan Agreement, and in that connection certifies as follows:
          1. The type(s) of the proposed Loan is/are [an Equipment and/or Inventory Loan][ a Currently Owned Equipment and/or Inventory Loan][a Soft Costs Loan]. The amount of the proposed Loan is                                          and           /100 Dollars ($                                        ). The Borrowing Date of the proposed Loan is                                                             , 200      .
          2. [If for future purchases of Equipment and Inventory and/or Soft Costs Loan] The Eligible Equipment, Eligible Inventory and/or Soft Costs to be financed with the proceeds of the Equipment and/or Inventory Loan and/or Soft Costs Loan are described, and are or will be located at the address(es) shown, on the attached Schedule 1 or amendment or supplement to Schedule 1, which is hereby incorporated by reference in and made a part of the Loan Agreement. The requested amount of the Equipment Loan and/or Inventory Loan and/ or Soft Cost Loan does not exceed the aggregate of one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for such items of Eligible Equipment, Eligible Inventory and/ or Soft Cost as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment or item and sales taxes payable by Borrower upon acquisition, and delivery charges). No item of Eligible Equipment, Eligible Inventory and/ or Soft Cost has been owned or was incurred by Borrower earlier than 90 days before the proposed Borrowing Date. No item of Eligible Equipment, Eligible Inventory or Soft Costs has been owned or was incurred by Borrower earlier than 90 days before the proposed Borrowing Date, or with respect to the initial Equipment and/or Inventory Loan and/ or Soft Cost Loan for Eligible Equipment, Eligible Inventory and/or Soft Costs, from January 1, 2004 (if such initial Equipment and/or Inventory Loan and/ or Soft Cost Loan was funded prior to October 15, 2004).
          [If for Currently Owned Equipment in the United States] The Eligible Equipment and/or Eligible Inventory to be financed with the proceeds of the Currently Owned Equipment and/or Inventory Loan are Currently Owned Equipment and/or Inventory located within the United States are described, and will be located at the address(es) shown, on the attached Schedule 1 or amendment or supplement to Schedule 1, which is hereby incorporated by reference in and made a part of the Loan Agreement. The requested amount of the Loans for Currently Owned Equipment and/or Inventory located in the United States does not exceed 100% of the Borrower’s Current Book Value as of June 30, 2004, as that term is defined in the Supplement to the Loan and Security Agreement, for the subject Equipment and /or Inventory. All such Equipment and Inventory was acquired by the Borrower on or after January 1, 2002.
          [If for Currently Owned Equipment outside the United States] The Eligible Equipment and/or Eligible Inventory to be financed with the proceeds of the Currently Owned Equipment and/or Inventory Loan are

Currently Owned Equipment and/or Inventory located outside the United States are described, and will be located at the address(es) shown, on the attached Schedule 1 or amendment or supplement to Schedule 1, which is hereby incorporated by reference in and made a part of the Loan Agreement. The requested amount of the Loans for Currently Owned Equipment and/or Inventory located outside the United States does not exceed 50% of the Borrower’s Current Book Value as of June 30, 2004, as that term is defined in the Supplement to the Loan and Security Agreement, for the subject Equipment and/or Inventory. All such Equipment and/or Inventory was acquired by the Borrower on or after January 1, 2002.
          3. Title to the Eligible Equipment and /or the Eligible Inventory to be financed by this Borrowing Request is held by the Borrower and not by any of its subsidiaries.
          4. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Company contained in Article 3 of the Loan Agreement are true and correct, and the conditions precedent described in Article 4 of the Loan Agreement have been met.
          5. No event that has had or could reasonably be expected to have a Material Adverse Change has occurred.
          6. If updated since the date of the last Borrowing Request, the Company’s most recent [financial projections or business plan] dated                                     , as approved by the Company’s Board of Directors on                                     , are enclosed herewith.
          7. As of the date hereof, Borrower has no outstanding Indebtedness except for (I) Permitted Indebtedness and (ii) such Indebtedness that has been approved by the Lender and the right to payment of which, the priority of any Lien (other than a Permitted Lien) securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to Lender’s Liens and to the prior payment of the Obligations to Lender under the Loan Documents pursuant to written subordination agreement(s) which have been approved by Lender (except that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid so long as no Event of Default has occurred).
     The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date

Very truly yours,

VOLCANO THERAPEUTICS, INC.

By:

Name:

Title:

Schedule 1 to the Loan and Security Agreement
Description of Equipment/Inventory

Quantity	Article	Make	Year Mfg.	Model/ Serial #	Location	✓if Inventory
     See attached continuation to Schedule 1
together with all improvements, replacements, accessions and additions thereto, wherever located, and all Proceeds thereof arising from the sale, lease, rental or other use or disposition of any such property, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.

VOLCANO	THERAPEUTICS, INC.

By:

Name:

Its:

VENTURE	LENDING & LEASING IV, INC.

By:

Name:

Its:

EXHIBIT “C”
COMPLIANCE CERTIFICATE
Venture Lending & Leasing IV, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
     Re: Volcano Therapeutics, Inc..
Gentlemen:
     Reference is made to the Loan and Security Agreement dated as of September 30, 2004 (as the same have been and may be amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing IV, Inc. and Volcano Therapeutics, Inc.. (the “Company”).
     The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in complete compliance for the financial reporting period ending              with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with GAAP, and are consistent from one period to the next, except as explained below.
Indicate compliance status by circling Yes/No under “Complies ”

REPORTING REQUIREMENT	REQUIRED	COMPLIES
Interim Financial Statements	Monthly within 30 days	YES/NO
Audited Financial Statements	FYE within 120 days	YES/NO

Most Recent Financial Projections or Business Plan dated	With each Borrowing Request	YES/NO

Current Fixed Asset List (including locations) of all Equipment and Inventory which constitute Lender’s Collateral under the Loan Agreement	Monthly within 30 days	YES/NO

Very truly yours,

VOLCANO THERAPEUTICS, INC.

By:

Name:

Title:

EXHIBIT “D”
FORM OF WARRANT

EXHIBIT “E”
FORM OF LANDLORD WAIVER

EXHIBIT “F”
FORM OF LEGAL OPINION

Volcano Therapeutics, Inc.
Western Tech Equipment Listing
Net Book Value as of June 30, 2004

			Adjusted Fair
		CAP	Value Less	NBV WTI	Cost Basis @
Asset Class	Fair Value	PROGRAM	CAPS	Collateral	7/18/2003

Manufacturing Equipment	$3,943,647		$3,943,647	$3,086,020	$3,778,800
In-Vision Consoles	2,406,917	161,078	2,245,839	864,564	1,222,100
Computer Equipment	358,264		358,264
Office Furniture & Equipment	121,070		121,070
Software	185,698		185,698
Motor Vehicles & Equipment	2,042		2,042
FloMap Consoles	10,535		10,535
Capital Equipment in Progress	200,255		200,255
Capital Leases	101,111		101,111

	$7,329,539	$161,078	$7,168,461	$3,950,584	$5,000,900
Schedule G